Ceasing Control of Credit Suisse Floating Rate
High Income Fund A

As of October 31, 2016, UBS WM USA owned
9,408,714 shares of the Fund, which represented
28.15% of the outstanding shares. As of April 30,
2017, No Shareholder owned 25.00% or more of the
Fund.   Accordingly, Shareholder has ceased to be a
controlling person of the Fund.

Ceasing Control of Credit Suisse Floating Rate
High Income Fund C

As of October 31, 2016, No shareholder owned
25% or more of the Fund. As of April 30, 2017 No shareholder owed 25% or more of the Fund.
Accordingly, No Shareholder is considered a controlling person of the Fund.

Ceasing Control of Credit Suisse Floating Rate
High Fund I

As of October 31, 2016 No Shareholder owned more than 25% of the Fund. As of April 30, 2017
No Shareholder owned more than 25% of the Fund.
Accordingly, No Shareholder is considered a controlling person of the Fund


Ceasing Control of Credit Suisse Floating Rate
High Income Fund B

As of October 31, 2016 No shareholder owned 25%
or more of the Fund.   As of April 30, 2017 No
Shareholder owned more than 25% of the Fund.
Accordingly, Shareholder has ceased to be a controlling person of the Fund.